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                                  EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



                              STEVEN H. MERMELSTEIN
                           Certified Public Accountant
                                  2523 Avenue P
                               Brooklyn, NY 11229



         I hereby consent to the inclusion in the prospectus constituting a part of this Registration Statement on Form SB-2 of my report dated February 8, 1999, relating to the consolidated financial statements of Webspan, Inc. as of December 31, 1996 and 1997 and for the two years then ended.

         I also consent to the reference to me under the caption "Experts" in the prospectus.






                                          /s/ Steven H. Mermelstein CPA
                                          -------------------------------------
                                          Steven H. Mermelstein, CPA




December 16, 1999